UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12
GINKGO BIOWORKS HOLDINGS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Notice of 2024 Annual Meeting
of Shareholders & Proxy Statement
Thursday, June 13, 2024
8:00 a.m. Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/DNA2024
To Our Shareholders:
We welcome you to attend our 2024 Annual Meeting of Shareholders on Thursday, June 13, 2024, at 8:00 a.m. Eastern Time. To allow for participation by all of our shareholders, regardless of their geographic location, the meeting will be virtual-only, with no on-site location. Shareholders who hold shares as of the record date will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/DNA2024. We encourage you to vote your shares before the Annual Meeting.
The proxy statement accompanying this letter describes the business we will consider at the meeting and is being distributed and made available on or about April 29, 2024. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for online and telephone voting included on your proxy card(s) and in the attached notice. If you received paper copies of our proxy materials, you can vote by mail by returning your completed and signed proxy card(s).
Thank you for your continued support of Ginkgo.
Sincerely,

JASON KELLY CEO, GINKGO BIOWORKS

NOTICE OF 2024 ANNUAL
MEETING OF SHAREHOLDERS

Date and Time	Virtual Meeting Site

Thursday, June 13, 2024 8:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/DNA2024

Items of Business:	Our Board of Directors Recommends You Vote:
To elect the nine director nominees named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified	FOR the election of each director nominee

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR the ratification of the appointment

To conduct an advisory vote to approve executive compensation	FOR approval of the executive compensation

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof
The Board of Directors has fixed Tuesday, April 16, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors

Karen Tepichin
General Counsel and Secretary
Boston, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Ginkgo Bioworks Holdings, Inc. Shareholder Meeting to be Held on Thursday, June 13, 2024. The Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com.

Table of Contents

Caring at Ginkgo: ESG is in our DNA	1
ANNUAL MEETING INFORMATION	3
General	3
Outstanding Securities and Quorum	3
Internet Availability of Proxy Materials	4
Proxy Voting	4
Voting Standard	6
Revocation	6
Participating in the Annual Meeting	6
ITEM 1 – ELECTION OF DIRECTORS	8
Board of Directors Information	9
Biographical Information	9
Director Nominee Tenure, Skills, and Characteristics	17
Corporate Governance	17
Board Leadership	17
Communications with the Board	18
Risk Oversight	18
Corporate Governance Documents	18
Shareholder Engagement	18
Board Meetings and Committees	19
Audit Committee	20
Compensation Committee	21
Nominating and Corporate Governance Committee	21
Policy Regarding Director Attendance at the Annual Meeting	22
Director Nominations	22
Compensation of Directors	23
Cash Compensation	23
Equity Compensation	24
ITEM 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Independent Registered Public Accounting Firm	28
Change in Independent Registered Public Accounting Firm	28
Fee Information	30
Pre-Approval Policies and Procedures	30
Audit Committee Report	32
ITEM 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	33
Beneficial Ownership of Shares	34

Executive Officers	38
Compensation Discussion and Analysis	39
Executive Summary	39
Compensation Philosophy and Objectives	40
Compensation Best Practices	40
Role of the Compensation Committee	41
Role of Management	42
Role of the Compensation Consultant	42
Use of Market Data and Peer Group Analysis	42
2023 Peer Group	42
Compensation Risk Oversight	43
Anti-Hedging and Pledging Policy	43
Clawback Policy	43
2023 Compensation Decisions	44
Base Salaries	44
Short Term Incentive - Annual Bonuses	44
Long Term Incentive - Equity Compensation	44
2024 Founder Award Program	45
Post-employment Compensation	47
Other Elements of Compensation	47
Retirement Plan	47
Employee Benefits and Perquisites	48
Report of the Compensation Committee	49
Summary Compensation Table	50
Grants of Plan-Based Awards	51
Outstanding Equity Awards at Fiscal Year-End	52
Option Exercises and Stock Vested	54
Pension Benefits	54
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination of Employment or Change-in-Control	54
CEO Pay Ratio	56
Pay Versus Performance	56
Certain Relationships and Related Person Transactions	62
Policies and Procedures for Related Person Transactions	62
Compensation Committee Interlocks and Insider Participation	63
Independence of the Board of Directors	63
Other Information	64
Expenses of Solicitation	64
Other Matters	64
Proposals of Shareholders	64
Delinquent Section 16(a) Reports	65
Householding; Availability of Annual Report on Form 10-K and Proxy Statement	65

SAFE HARBOR STATEMENT
This document includes forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends”, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Ginkgo’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Caring at Ginkgo: ESG is in our DNA
In the pages that follow, you will find information on the matters we will consider at our 2024 Annual Meeting of Shareholders.
Before that, we wanted to share a snapshot of our approach to caring at Ginkgo, and provide some updates from the past year.
At Ginkgo, we believe our platform can play an important role in addressing some of the major societal and environmental challenges that we face today. Further “caring how our platform is used” has always been a key lens through which we consider the choices we make as we grow our business, and, since 2020, has been an explicit part of our company-wide goal-setting framework.
Accordingly, last June, we published our second Sustainability Report. The report provides updates to Ginkgo's inaugural Sustainability Report. Both reports are guided by key ESG frameworks and standards, as well as a third-party led materiality assessment informed by stakeholder engagement. Our sustainability reports are organized across three themes:
●The Impact of Cell Programming (“Environmental”)
●Technology Isn’t Neutral (“Social”)
●Ownership Is the First Step in Caring (“Governance”)
The 2022 Sustainability Report came as the White House and others are increasingly looking to synthetic biology and biomanufacturing as key to reducing global emissions, improving supply chain resilience, and advancing human health. As detailed in the report, Ginkgo's platform helps enable leading pharmaceutical, food, and agriculture companies to develop more sustainable solutions.
The report also highlights how Ginkgo is strengthening its organizational processes to support its commitment to care how its platform is developed and used as the company grows. For example, last July Ginkgo employees elected nine representatives to its Caring Committee. The Caring Committee works with teams across Ginkgo to facilitate assessment, deliberation, and engagement about the potential impacts of our activities. A key operational component involves asking the critical questions about benefits, risks and unintended consequences, which are integrated within a Cost, Caring, and Risk Assessment ("CCRA") scoping document that is part of our program launch process. Between their election in July 2022 and the end of Q1 2023, the Caring Committee reviewed over 100 CCRAs spanning markets including pharma, agriculture, bio-industrials, nutrition and wellness, government, and biosecurity. The committee facilitates a variety of strategies to promote benefits and mitigate risks, including designing alternative technical approaches, implementing legal guardrails, and working to identify experts and advocate for needs that span across multiple programs.
We no longer question if biotechnology will transform a given industry, we simply question whether we are creative enough to imagine how. The modern tools of biotechnology, when deployed at scale, offer an unprecedented opportunity to transform the way the world detects and responds to pandemics. With this in mind, we are working to expand our biosecurity offering and to deploy new capabilities to prepare for future biological threats.

Ginkgo's biosecurity business unit is working to build critical infrastructure to monitor biological threats—supporting public health and national security. Ginkgo further developed and expanded its work with the Centers for Disease Control and Prevention's (CDC's) Traveler-based Genomic Surveillance program (TGS), publishing weekly variant analysis, developing new tools and methodologies for monitoring aircraft wastewater, and demonstrating proof-of-concept for additional pathogen monitoring. Ginkgo also announced the creation of ENDAR, a tool that could help deter misuse of engineered biology, in partnership with the Intelligence Advanced Research Projects Activity (IARPA). These developments are emblematic of Ginkgo's vision to build a global biological "radar" system to collect, organize, analyze, and operationalize data on a wide variety of biological threats.
Later this year, we will release an update to our 2022 Sustainability Report, Caring at Ginkgo. After all, our long-term commitment to care drives our engagement with customers who seek positive long-term impact, efforts in building large-scale biosecurity, and our culture and modes of governance.

GINKGO BIOWORKS HOLDINGS, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, June 13, 2024
ANNUAL MEETING INFORMATION
General
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Ginkgo Bioworks Holdings, Inc. (“Ginkgo” or the “Company”) for the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on Thursday, June 13, 2024, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities. Shareholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/DNA2024 and may submit questions during or in advance of the Annual Meeting. Our principal offices are located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210. This Proxy Statement is first being made available to our shareholders on or about April 29, 2024.
Outstanding Securities and Quorum
Only holders of record of our Class A common stock, par value $0.0001 per share (“Ginkgo Class A common stock”), and Class B common stock, par value $0.0001 per share (“Ginkgo Class B common stock” and, together with the Ginkgo Class A common stock, the “common stock”), at the close of business on Tuesday, April 16, 2024, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. Holders of our Class C common stock, par value $0.0001 per share (“Ginkgo Class C common stock”) have no voting rights (except as otherwise expressly provided in our amended and restated certificate of incorporation (the “Charter”) or required by applicable law). On the record date, we had 1,700,266,443 shares of Ginkgo Class A common stock and 382,544,655 shares of Ginkgo Class B common stock outstanding and entitled to vote. Each holder of record of Ginkgo Class A shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon by holders of Ginkgo Class A common stock at the Annual Meeting. Each holder of record of Ginkgo Class B shares of common stock on that date will be entitled to ten votes for each share held on all matters to be voted upon at the Annual Meeting. For so long as the outstanding shares of Ginkgo Class B common stock represent at least 2% of all outstanding shares of Ginkgo Class A common stock, Ginkgo Class B common stock and Ginkgo Class C common stock, the holders of Ginkgo Class B common stock, voting separately as a class, shall be entitled to nominate and elect a number of directors equal to one-quarter of the total number of directors of the Company (the “Class B Directors”). Other than the election of Class B Directors, which will be voted on only by holders of Ginkgo Class B common stock voting separately as a class, the holders of Ginkgo Class A common stock and the holders of Ginkgo Class B common stock will vote on all matters to be voted on at the Annual Meeting, voting together as a single class. A majority of the common stock votes entitled to be cast at the Annual Meeting, present in person (including present by remote communications) or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Where a separate vote by class is required on a matter, the holders of a majority in voting power of such class issued and outstanding and entitled to vote, present in person (including present by remote communication) or represented by proxy, shall constitute a quorum for such matter. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Annual Meeting.
Internet Availability of Proxy Materials
We are furnishing proxy materials to our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via email.
Proxy Voting
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent registered public accounting firm; and “FOR” the approval of executive compensation. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card(s) or their substitutes will vote in their discretion on such matters.
Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs and reduces the carbon footprint of our activities. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card(s), or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card(s)	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903

Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card(s) to vote your shares. If you have received paper copies of our proxy materials, are voting by mail, and have received a proxy card for Class A common stock and a proxy card for Class B common stock, you must sign and return both proxy cards in accordance with their respective instructions or submit a proxy, via the Internet, mobile device or telephone, with respect to both Class A common stock and Class B common stock in order to ensure the voting of the shares of each class owned. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.
If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, but cannot vote your shares on any other matters being considered at the meeting.

Voting Standard
The affirmative vote of a plurality of the outstanding shares of the Ginkgo Class B common stock present or represented by proxy and entitled to vote on the election is required to elect Jason Kelly and Reshma Shetty, the Class B Directors, to the Board. The affirmative vote of a plurality of the common stock votes cast (voting together as a single class) present or represented by proxy and entitled to vote on the election is required to elect the other seven nominees for director to the Board. Abstentions and broker non-votes will have no effect on the outcome of the election. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes of the outstanding shares of common stock present or represented by proxy and entitled to vote on the matter is required to approve the matter, with holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock voting together as a single class. For these matters, broker non-votes, if any, and abstentions will not be treated as votes cast and, therefore, will have no effect on the outcome of the votes. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Because Proposal 2 is considered a routine matter, your broker will have discretionary authority to vote on this matter.
Revocation
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Ginkgo a written notice of revocation or a duly executed proxy (via the Internet, mobile device, telephone or by returning your proxy card(s)) bearing a later date or by participating in and voting during the Annual Meeting. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.
Participating in the Annual Meeting
This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on Tuesday, April 16, 2024, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/DNA2024 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card(s) provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/DNA2024. Shareholders who have been provided or obtained a 16-digit control number may submit a question in advance of the meeting at www.proxyvote.com after logging in with that control number. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at 7:45 a.m., Eastern Time, approximately 15 minutes before the meeting starts on Thursday, June 13, 2024. There will be technicians available to assist you.

ITEM 1 – ELECTION OF DIRECTORS
The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that the following 9 nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified:
●Arie Belldegrun
●Ross Fubini
●Kathy Hopinkah Hannan
●Christian Henry
●Jason Kelly
●Myrtle Potter
●Shyam Sankar
●Reshma Shetty
●Harry E. Sloan

7 of 9 nominees are currently directors of Ginkgo. Marijn E. Dekkers and Reshma Kewalramani’s terms will expire at the Annual Meeting and they will not be standing for re-election. Ross Fubini and Myrtle Potter are director nominees whose terms would commence on June 13, 2024 if duly elected at the Annual Meeting. As a result, we expect that there will be one Class B Director vacancy on our Board following the Annual Meeting, and holders of our Class B common stock are entitled, pursuant to our Charter and Bylaws, to nominate and appoint a director to fill that vacancy. Although fewer nominees are named in this Proxy Statement than the number currently fixed, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement because only holders of our Class B common stock are entitled to nominate and elect a director to fill the vacancy. Of the 9 nominees, Jason Kelly and Reshma Shetty have been designated as the two nominees to be elected by holders of the Ginkgo Class B common stock, voting as a separate class. The remaining 7 nominees are to be elected by holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock, voting together as a single class. Biographical and related information on each nominee is set forth below.
The Board expects that the 9 nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
The Board of Directors recommends
a vote “FOR” each nominee.

Board of Directors Information
In evaluating the nominees for the Board, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Ginkgo, as discussed below in each biography and under “Director Nominee Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the committee also considers the nominees’ past and ongoing effectiveness on the Board and their independence.

Biographical Information

Jason Kelly
Background
Dr. Kelly, one of our Founders, is the Chief Executive Officer and a member of Ginkgo’s Board. Dr. Kelly previously served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a special purpose acquisition company with a focus on the life sciences sector in 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.

Qualifications and Skills
We believe that Dr. Kelly is qualified to serve on our Board as a Founder and due to his knowledge of our company and our business.

Chief Executive Officer and Founder of Ginkgo

Age: 43 Director since: 2008	Board committees: None	Other current public company boards: None

Reshma Shetty
Background
Dr. Shetty, one of our Founders, is the President and Chief Operating Officer and a member of Ginkgo’s Board. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.

Qualifications and Skills
We believe that Dr. Shetty is qualified to serve on our Board as a Founder and due to her knowledge of our company and our business.

President, Chief Operating Officer and Founder of Ginkgo

Age: 43 Director since: 2008	Board committees: None	Other current public company boards: None

Arie Belldegrun, M.D.
Background
Dr. Belldegrun has had a distinguished tenure in the life sciences industry, having been closely involved with the founding and advancement of several successful biopharmaceutical companies. Dr. Belldegrun is a co‐founder of Allogene Therapeutics, a public biopharmaceutical company, and has served as Executive Chairman of its board of directors since November 2017. From March 2014 until October 2017 Dr. Belldegrun served as the President and Chief Executive Officer of Kite Pharma, Inc. and as a member of its board of directors from June 2009 until October 2017. Dr. Belldegrun currently serves as Chairman of Bellco Capital LLC (since 2004); Chairman of UroGen Pharma, Ltd. (since December 2012); Chairman and Partner of Two River Group (since June 2009); Co‐chairman of Breakthrough Properties LLC and Breakthrough Services, L.L.C. (since April 2019); Chairman of Kronos Bio (since November 2017); Co‐chairman of Symbiotic Capital (since June 2023); and Director of ByHeart, Inc. (since October 2019). Dr. Belldegrun is also Senior Managing Director of Vida Ventures, LLC (since November 2017). Dr. Belldegrun is a Research Professor, holds the Roy and Carol Doumani Chair in Urologic Oncology, and is Founder and Director of the UCLA Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA, Dr. Belldegrun was at the National Cancer Institute/NIH as a research fellow in surgical oncology and immunotherapy under Dr. Steven A. Rosenberg. He completed his MD at the Hebrew University Hadassah Medical School in Jerusalem, his post‐graduate studies in Immunology at the Weizmann Institute of Science, and his residency in urologic surgery at Harvard Medical School. He has authored several books on oncology and more than 500 scientific and medical papers related to urological cancers, immunotherapy, gene therapy and cancer vaccines. He is certified by the American Board of Urology and the American Association of Genitourinary Surgeons.

Qualifications and Skills
We believe that Dr. Belldegrun is qualified to serve on our Board due to his extensive knowledge as a leader in the field of cell and gene therapy.

Executive Chairman and Co-Founder of Allogene Therapeutics

Age: 74 Director since: 2021	Board committees: Compensation	Other current public company boards: Allogene Therapeutics, Inc., Kronos Bio, Inc., and UroGen Pharma, Ltd.

Ross Fubini
Background
Ross Fubini founded XYZ Venture Capital, a venture capital investment firm focused on startups across various sectors, in 2017, and serves as Managing Director. Mr. Fubini was an early stage investor in defense tech leader Anduril, cloud-based building security breakout Verkada, and modern insurance brokerage Newfront. Mr. Fubini also sits on multiple private company boards including Sardine and Legion Technologies. Mr. Fubini served as a director of Home Plate Acquisition Corp. from 2021-2023.

Prior to XYZ, Mr. Fubini co-founded Village Global and was an investor at both Canaan and Kapor Capital. He has held numerous operating roles, including CTO and co-founder of CubeTree, which was sold to SuccessFactors in 2010, as well as led engineering divisions at Symantec and Plumtree Software.

Mr. Fubini has advised and invested in over 200 companies across a range of stages and industries. Since 2010, Mr. Fubini has been involved with supporting executive teams to grow and scale revenue.

Qualifications and Skills
We believe that Mr. Fubini is qualified to serve on our Board due to his extensive expertise and track record in advising high-growth tech companies.

Founder and Managing Director of XYZ Venture Capital

Age: 48 Director since: N/A	Board committees: None	Other current public company boards: None

Kathy Hopinkah Hannan
Background
Dr. Hannan is a retired senior partner from KPMG LLP, where she held numerous leadership roles including her roles as Vice Chair, National Managing Partner and Global Lead Partner. She has extensive governance experience through her corporate board roles with Annaly Capital Management (NYSE: NLY) and Otis Worldwide Corporation (NYSE: OTIS), and her previous service at Carpenter Technology Corporation (NYSE: CRS), as well as her former roles as Chair of the Board of Trustees for the Smithsonian National Museum of the American Indian and Chair of the Board of Directors of Girl Scouts of the USA. She also holds a CERT Certificate in Cybersecurity Oversight and is a Certified Public Accountant. A member of the Ho-Chunk Nation, Dr. Hannan served as a commissioner for the Tribal Employment Rights Office and was a presidential appointee to the National Advisory Council on Indian Education. She also served as a member of the Committee to establish the Board of Directors for the Ho-Chunk Tribe’s corporation under Section 17 of the Indian Reorganization Act. She earned her Bachelor degree in Accounting and Political Science from Loras College and a PhD in Leadership Studies from Benedictine University.

Qualifications and Skills
We believe that Dr. Hannan is qualified to serve on our Board due to her over 30 years of experience as a senior C-Suite executive, corporate advisor, independent board director and strategist.

Former Senior Partner, KPMG LLP

Age: 62 Director since: 2022	Board committees: Audit and Compensation	Other current public company boards: Annaly Capital Management, Inc. and Otis Worldwide Corporation

Christian Henry
Background
Mr. Henry has served as President and Chief Executive Officer of Pacific Biosciences of California, Inc., a leading sequencing company, since September 2020. From 2005 to January 2017, Mr. Henry was a member of the executive team of Illumina, Inc., a global leader in sequencing. During this tenure at Illumina, he served in a number of roles, including Executive Vice President & Chief Commercial Officer, Senior Vice President of Genomic Solutions, Senior Vice President and General Manager of Life Sciences and Senior Vice President and Chief Financial Officer. Prior to joining Illumina in 2005, Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. from 2003 to 2005. From 1999 to 2003, Mr. Henry served as Vice President, Finance and Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) as Corporate Controller, and later as its Chief Accounting Officer from 1997 to 1999. In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry currently serves as a director and Chairman of the board of WAVE Life Sciences Ltd. Mr. Henry previously served as Chairman of the board of Pacific Biosciences of California, Inc. from August 2018 to September 2020 and currently serves as a director. He previously served as a director of CM Life Sciences III Holdings LLC from April 2021 through December 2021. Mr. Henry holds a B.A. in biochemistry and cell biology from the University of California, San Diego and an M.B.A., with a concentration in finance, from the University of California, Irvine.

Qualifications and Skills
We believe that Mr. Henry is qualified to serve on our Board due to his over 20 years of experience in growing companies in the life sciences industry.

President and Chief Executive Officer of Pacific Biosciences of California, Inc.

Age: 56 Director since: 2016	Board committees: Audit and Compensation	Other current public company boards: WAVE Life Sciences Ltd., Pacific Biosciences of California, Inc.

Myrtle Potter
Background
Ms. Potter currently serves as the Chief Executive Officer of Myrtle Potter & Company, LLC, a life sciences advisory firm. Prior to this she served as President, Chief Executive Officer and Chairperson of the Board of Sumitomo Pharma America, Inc., from July 2023 to April 2024, which was formed through the consolidation of eight U.S. biopharmaceutical companies. Ms. Potter also served as the Chief Executive Officer of Sumitovant Biopharma, Inc., the parent company of five biotechnology subsidiaries, from December 2019 to June 2023. Prior to this, she served as Vant Operating Chair at Roivant Sciences, Inc. from July 2018 to December 2019, where she oversaw thirteen biopharmaceutical companies with over thirty investigational drugs in eleven therapeutic areas. As Chief Executive Officer of Myrtle Potter & Company, LLC, Ms. Potter and her hand-picked team of experts led major strategic efforts and the preparation for multiple product launches for numerous biopharmaceutical companies. From 2000 to 2004, Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as the President, Commercial Operations and Executive Vice President of Genentech. Prior to joining Genentech, she held various positions, including President, U.S. Cardiovascular/Metabolics at Bristol-Myers Squibb, and Vice President at Merck & Co. While at Merck, she started the company Astra Merck, Inc. which later, through a series of transactions, became a part of AstraZeneca PLC. Ms. Potter currently serves on the Boards of Directors of Guardant Health Inc. and Liberty Mutual Holding Company, Inc. and the Board of Trustees of The University of Chicago. She has previously served on the Boards of Directors of Myovant Sciences, Ltd. from September 2018 to March 2023, Urovant Sciences Ltd. from July 2018 to March 2021, Axsome Therapeutics, Inc. from June 2017 to June 2020, Immunovant, Inc. from June 2019 to February 2020, Axovant Gene Therapies, Ltd. from September 2018 to February 2020, and Arbutus Biopharma, Inc. from October 2018 to February 2020, and Amazon.com, Inc. Ms. Potter holds a Bachelor of Arts Degree from The University of Chicago.
Qualifications and Skills
We believe that Ms. Potter is qualified to serve on our Board due to her expertise and deep knowledge of AI in the biotechnology industry and her extensive experience serving on boards of public companies.

Chief Executive Officer of Myrtle Potter & Company, LLC

Age: 65 Director since: N/A	Board committees: None	Other current public company boards: Guardant Health, Inc.

Shyam Sankar
Background
Shyam Sankar is chair of Ginkgo’s Board. Mr. Sankar is the Chief Technology Officer and Executive Vice President at Palantir Technologies Inc., where he has worked in various positions since 2006. Prior to his time at Palantir, Mr. Sankar served as the Vice President of Network Management and Director of Business Development for Xoom Corporation. Mr. Sankar has a deep operational background overseeing the development of complex technology from near inception to massive scale. Mr. Sankar received his M.S. in management science and engineering from Stanford University and his B.S. in electrical and computer engineering from Cornell University.

Qualifications and Skills
We believe that Mr. Sankar is qualified to serve on our Board due to his business acumen, leadership experience, and operational background, having overseen the development and expansion of a software company from its near inception through its public listing.

Chief Technology Officer and Executive Vice President at Palantir Technologies Inc.

Age: 42 Director since: 2015	Board committees: Compensation and Nominating & Corporate Governance	Other current public company boards: None

Harry E. Sloan
Background
Mr. Sloan is a founder, former public company CEO and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC. Under Mr. Sloan’s leadership, the company has acquired and taken public, through SPACs, several digital media companies including, during 2020, DraftKings and mobile gaming company Skillz. Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which raised $1.725 billion in its IPO in February 2021 and three months later announced its business combination with Boston-based Ginkgo Bioworks, Inc. In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. With a closing of its initial public offering of 75,000,000 units, at a price of $10 per unit, Screaming Eagle is the largest IPO of a public acquisition vehicle since March 2021. Earlier in his career, Mr. Sloan was Chairman and CEO of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS broadcasting, S.A., one of Europe’s largest broadcasters. Mr. Sloan is an Associate Professor at the University of California at Los Angeles’s (UCLA) Anderson School of Management and serves on the UCLA Anderson School of Management Board of Visitors and the Executive Board of UCLA Theatre, Film and Television. Mr. Sloan has served as a director of Lions Gate Entertainment Corporation since December 2021 and DraftKings Inc. since April 2020. He was a director of Skillz, Inc. from December 2020 to August 2022, Soaring Eagle Acquisition Corp. from October 2020 until September 2021, Flying Eagle Acquisition Corp. from March 2020 until December 2020 and Diamond Eagle Acquisition Corp. from May 2019 until April 2020. Mr. Sloan is also a Trustee of The McCain Institute. Mr. Sloan received his B.A. degree from UCLA and J.D. degree from Loyola Law School.

Qualifications and Skills
We believe that Mr. Sloan is qualified to serve on Board due to his public company experience, including with other similarly structured, previously blank check companies, business leadership, operational experience and contacts.

Chairman and Chief Executive Officer of Eagle Equity Partners II, LLC

Age: 74 Director since: 2021	Board committees: Audit	Other current public company boards: Lions Gate Entertainment Corporation, DraftKings Inc., and Screaming Eagle Acquisition Corp.

Director Nominee Tenure, Skills, and Characteristics
The Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs at that point in time, and, as stated in the Nominating and Corporate Governance Committee Charter, as well as Ginkgo’s Corporate Governance Guidelines, seeks out candidates with an ability to bring diverse perspectives to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified individuals from underrepresented groups to include in the pool from which new Board candidates are chosen. Currently, of our six director nominees, two are women, three are from an underrepresented racial/ethnic group, and four have served for less than five years. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The tenure range of our director nominees is as follows:

Tenure on Board	Number of Director Nominees
<5 Years	Four
5-10 Years	Three
10+ Years	Two
Corporate Governance
Board Leadership
The Board is responsible for the control and direction of the Company. The Board represents the shareholders, and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is Shyam Sankar. Jason Kelly, Ginkgo’s Chief Executive Officer and Founder, and Reshma Shetty, Ginkgo’s President, Chief Operating Officer and Founder, currently serve on the Board. The guidance and direction provided by the Chair of the Board reinforce the Board’s oversight of management and contribute to communication among members of the Board. The Board believes that this leadership structure is appropriate given Drs. Kelly and Shetty provide valuable insight to the Board due to the perspective and experience they bring as Founders and officers. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders.
Our Board recognizes that circumstances may change such that a different structure may be warranted to support the Company’s needs. As a result, the Board periodically reviews the Board’s leadership structure and its appropriateness, given the needs of the Board and the Company at such time.

Communications with the Board
We provide a process for all interested parties to send communications to the Board through the email address investors@ginkgobioworks.com. Information regarding communications with the Board can be found on the Company’s Investor Relations website at https://investors.ginkgobioworks.com/governance. The Secretary periodically will forward such communications or a summary to the Board or the Chair of the Board
Risk Oversight
The Board has extensive involvement in the oversight of risk management related to Ginkgo and its business, while our management is responsible for day-to-day risk assessment and mitigation activities. While the Board retains overall responsibility for risk oversight, the Board has delegated categories related to certain risks to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee provides regular reporting to the Board and represents the Board by periodically reviewing Ginkgo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, cybersecurity and information security and technology functions, the Audit Committee reviews and discusses all significant areas of Ginkgo’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee is responsible for reviewing the risks associated with our overall compensation program, including our equity-based compensation plans, and is responsible for our executive officer and director compensation. The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our corporate governance guidelines and code of business conduct and ethics, as well as CEO succession planning. The Board reviews strategic and operational risk and receives regular reports on committee activities. In addition, the Board receives periodic detailed operating performance reviews from management.
Corporate Governance Documents
Please visit our investor relations website at https://investors.ginkgobioworks.com/governance, “Governance,” for additional information on our corporate governance, including:
●the Code of Business Conduct and Ethics;
●the Corporate Governance Guidelines, which includes policies on director stock ownership guidelines and succession planning; and
●the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Shareholder Engagement
Ginkgo is focused on building and maintaining understanding and trust with our shareholders and other interested parties. We seek to maintain direct, frequent, and thoughtful dialogue with our shareholders, irrespective of size. As a mission driven company, it is just as important to us that the public builds a broad understanding of the potential of synthetic biology as a large institutional investor and so we spend significant time engaging with individual retail investors. We utilize multiple mediums for our outreach and engagement including investor conferences, one-on-one meetings, public presentations, and social media to: (i) open and maintain direct lines of communication with our diverse shareholder base; (ii) communicate our story and business model; (iii) make accessible company information and performance; and (iv) gather questions and feedback.
Our discussions with shareholders and other interested parties cover a broad range of topics, including the synthetic biology ecosystem and Ginkgo’s business model, business strategy, financial performance, corporate governance, and the environmental and social implications of our platform. We seek to engage with shareholders year-round on Ginkgo’s vision and value creation opportunities. This direct dialogue with current and prospective shareholders and other interested parties has not only enabled Ginkgo to share our priorities and vision but also understand shareholder and other interested party feedback and concerns. These observations have helped us to refine our engagement with all interested parties and are conveyed to Ginkgo leadership, wherever applicable, so we can continue to improve.
Importantly, our employees as a group are currently our largest shareholder, and just as we spend time building an understanding of our value creation opportunities with institutional and retail investors, for instance, we directly engage with our employee shareholders as well. We believe a strong culture of employee ownership and engagement will help drive sustainable long-term value and so we seek to deeply engage our employee shareholders and help employees build a deep understanding of how their work creates real value. As an example of this, directly following our quarterly results calls, we host an open meeting for all employees of the company to ask their questions about our results presentation.
Board Meetings and Committees
The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2023, our Board held 12 meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served and which occurred during 2023.
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the New York Stock Exchange (“NYSE”) corporate governance standards.

The committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Arie Belldegrun		x

Kathy Hopinkah Hannan[1]	x	x	x

Christian Henry	x	x

Reshma Kewalramani			x

Shyam Sankar2		x	x

Harry E. Sloan	x

Total Meetings	7	6	4
1 Kathy Hopinkah Hannan was appointed to the Compensation Committee effective as of April 14, 2023, the Audit Committee effective as of December 8, 2023, and the Nominating and Corporate Governance Committee on April 22, 2024.
2 Shyam Sankar served on the Audit Committee until Dr. Hannan’s appointment on December 8, 2023.
The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
Ginkgo has an Audit Committee, consisting of Christian Henry, who serves as the chairperson, Harry E. Sloan, and Kathy Hopinkah Hannan. Mr. Sankar served on the Audit Committee until December 8, 2023. Each of Messrs. Henry, Sloan and Dr. Hannan qualify as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Henry qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of NYSE.
The purpose of the Audit Committee is to prepare the Audit Committee report required by the SEC to be included in Ginkgo’s proxy statement and to assist the Board in overseeing and monitoring:
(1)    the quality and integrity of the financial statements;
(2)    compliance with legal and regulatory requirements;
(3)    Ginkgo’s independent registered public accounting firm’s qualifications and independence;
(4)    the performance of Ginkgo’s internal audit function; and
(5)    the performance of Ginkgo’s independent registered public accounting firm.
The Board has adopted a written charter for the Audit Committee, which is available on Ginkgo’s website.

Compensation Committee
Ginkgo has a Compensation Committee, consisting of Shyam Sankar, who serves as the chairperson, Arie Belldegrun, Christian Henry and Kathy Hopinkah Hannan. Each of Messrs. Sankar, Belldegrun, Henry and Dr. Hannan qualify as an independent director under the NYSE corporate governance standards.
The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to:
(1)    setting Ginkgo’s compensation programs and the compensation of its executive officers and directors;
(2)    monitoring Ginkgo’s incentive and equity-based compensation plans; and
(3)    preparing the Compensation Committee report required to be included in this proxy statement under the rules and regulations of the SEC.

In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.
The Board has adopted a written charter for the Compensation Committee, which is available on Ginkgo’s website.
For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the sections entitled “Role of Management” and “Role of the Compensation Consultant” below.
Nominating and Corporate Governance Committee
Ginkgo has a Nominating and Corporate Governance Committee, consisting of Reshma Kewalramani, who serves as the chairperson, Shyam Sankar and Kathy Hopinkah Hannan. Each of Dr. Kewalramani, Mr. Sankar and Dr. Hannan qualify as an independent director under the NYSE corporate governance standards.
The purpose of the Nominating and Corporate Governance Committee is to assist the Board in discharging its responsibilities relating to:
(1)    identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
(2)    reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders;
(3)    identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
(4)    reviewing and recommending to the Board corporate governance principles applicable to Ginkgo;
(5)    overseeing the evaluation of the Board and management; and
(6)    handling such other matters that are specifically delegated to the committee by the Board from time to time.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Ginkgo’s website.
Policy Regarding Director Attendance at the Annual Meeting
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of shareholders, we strongly encourage, but do not require, directors to attend. All nine directors then serving attended the 2023 Annual Meeting of Shareholders.
Director Nominations
The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by a third-party search firm retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons, as described above under “Director Nominee Tenure, Skills, and Characteristics.” Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of Ginkgo by certified or registered mail:
●the name and address of the shareholder making the recommendation;
●the class, series, or number of shares of common stock owned of record or beneficially owned by the shareholder making the recommendation;
●a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, will continue to be a shareholder of record of the Company entitled to vote at such meeting through the date of such meeting and intends to be present in person at the meeting (including present remotely for meetings held by remote communication);
●certain disclosable interests of the shareholder making the recommendation, as laid out in our Bylaws; and
●certain information about the candidate recommended by the shareholder, as laid out in our Bylaws.

To be considered by the Nominating and Corporate Governance Committee for the 2025 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary of Ginkgo no earlier than Thursday, February 13, 2025 and no later than Saturday, March 15, 2025. However, if we hold the 2025 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2024 Annual Meeting date, then the information must be received no later than (i) the 90th day prior to the 2025 Annual Meeting date or (ii) the tenth day after public disclosure of the 2025 Annual Meeting date, whichever is later.
Our Bylaws provide a proxy access right for shareholders, pursuant to which a shareholder may include director nominees in our proxy materials for annual meetings of our shareholders. To be eligible to utilize these proxy access provisions, the shareholder, and such candidate for nomination, must satisfy the additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.

In addition to satisfying the requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Ginkgo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of Ginkgo’s shares entitled to vote on the election of directors in support of director nominees other than Ginkgo’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Ginkgo at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2025 Annual Meeting, no later than Monday, April 14, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Bylaws and other applicable requirements.
Compensation of Directors
Ginkgo has an annual compensation program for its non-employee directors pursuant to which the non-employee directors are entitled to cash and equity compensation in such amounts necessary to attract and retain non-employee directors who have the talent and skills to foster long-term value creation and enhance the sustainable development of the Company. The compensation payable under the program is intended to be competitive in relation to both the market in which the Company operates and the nature, complexity and size of Ginkgo’s business.
Ginkgo’s non-employee directors receive the following amounts for their services on the Board under the non-employee director compensation program:
Cash Compensation
●An annual director fee of $50,000; and
●In the event that a director serves as lead independent director or chair or on a committee of the Board, an additional annual fee as follows:
○Chair of the Board, $36,000;
○Lead independent director, $25,000;
○Chair of the Audit Committee, $20,000;
○Audit Committee member other than the chair, $10,000;
○Chair of the Compensation Committee, $15,000;
○Compensation Committee member other than the chair, $7,500;
○Chair of the Nominating and Corporate Governance Committee, $10,000; and
○Nominating and Corporate Governance Committee member other than the chair, $5,000.

Director fees are payable in arrears in four equal quarterly installments, provided that the amount of each payment will be prorated for any portion of a calendar quarter that a non-

employee director is not serving on the Board. The Board may permit non-employee directors to elect to receive equity compensation in lieu of cash compensation.
Equity Compensation
●Generally, each non-employee director who is initially elected to the Board will receive (i) an initial option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $400,000 (the “Initial Option”), (ii) an additional initial option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $200,000 (the “Additional Initial Option”), and (iii) a number of restricted stock units (“RSUs”) determined by dividing $200,000 by the closing price of a share of Ginkgo Class A common stock on the date of grant (the “Initial RSUs”). In the event that a non-employee director’s date of initial election does not occur on the same date as an annual meeting of shareholders, the value of the Additional Initial Option and the Initial RSUs will be prorated in accordance with the terms of the program.
●If a non-employee director has served on the Board as of the date of an annual meeting of shareholders and will continue to serve as a non-employee director immediately following such meeting, such non-employee director will receive (i) an option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $200,000 (the “Subsequent Option”) and (ii) a number of restricted stock units determined by dividing $200,000 by the closing price of a share of Ginkgo Class A common stock on the date of grant (the “Subsequent RSU Award”).
Stock options granted under the program have an exercise price equal to the closing price of Ginkgo Class A common stock on the date of grant and expire not later than ten years after the date of grant. Each Initial Option granted to a non-employee director will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. Each Additional Initial Option and the Initial RSUs granted to a non-employee director will vest and become exercisable, as applicable, in a single installment on the day before the next annual meeting of shareholders occurring after the date of the director’s initial election or appointment to the Board. Each Subsequent Option and Subsequent RSU Award will vest and become exercisable, as applicable, in a single installment on the earlier of the first anniversary of the date of grant or the day before the next annual meeting of shareholders occurring after the date of grant. Vesting of the options and restricted stock units granted under the program is subject to the non-employee director’s continued service through the applicable vesting date. In the event of a change in control of Ginkgo, the options and restricted stock units granted under the program will vest in full.

The following table sets forth information concerning the compensation of Ginkgo’s non-employee directors for their service on the Board for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Arie Belldegrun	57,500	200,000	200,000	457,500

Marijn E. Dekkers	80,815	200,000	200,000	480,815

Kathy Hopinkah Hannan(3)	48,666	200,000	200,000	448,666

Christian Henry	77,500	200,000	200,000	477,500

Reshma Kewalramani	60,000	200,000	200,000	460,000

Shyam Sankar(4)	85,185	200,000	200,000	485,185

Harry E. Sloan	59,375	200,000	200,000	459,375
(1)    Amounts shown include annual fees earned for service on the Board and committees of the board.
(2)    Amounts reflect the full grant date fair value of restricted stock units and options granted during 2023 computed in accordance with ASC Topic 718 rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of all restricted stock units and options made to our directors in Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the Company’s Class A common stock on the grant date by the number of RSUs granted.
(3)    Kathy Hopinkah Hannan was appointed to the Compensation Committee effective as of April 14, 2023 and the Audit Committee effective as of December 8, 2023.
(4)     Shyam Sankar served on the Audit Committee until Dr. Hannan’s appointment on December 8, 2023.

 The table below shows the aggregate number of options (exercisable and unexercisable), restricted stock and restricted stock units held as of December 31, 2023 by each non-employee director.

Name	Options Outstanding at Fiscal Year End (#)	Restricted Stock Outstanding at Fiscal Year End (#)	Restricted Stock Units Outstanding at Fiscal Year End (#)

Arie Belldegrun	248,376	-	105,263

Marijn E. Dekkers	248,376	281,217	105,263

Kathy Hopinkah Hannan	410,991	-	105,263

Christian Henry	248,376	175,911	105,263

Reshma Kewalramani	317,807	-	105,263

Shyam Sankar	248,376	175,911	105,263

Harry E. Sloan	248,376	-	105,263

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under the rules and regulations of the SEC and the listing standards of the NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of the independent registered public accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The Board and the Audit Committee believe that the retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2025 fiscal year. In addition, if shareholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major independent registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent registered public accounting firm.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Independent Registered Public Accounting Firm
Representatives of Deloitte, the Company’s current independent registered public accounting firm, are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders. Representatives of Ernst & Young LLP ("EY"), the Company’s independent registered public accounting firm for the year ended December 31, 2023, will not be participating in the Annual Meeting and will not be available to respond to appropriate questions from shareholders.
Change in Independent Registered Public Accounting Firm
On February 1, 2024, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company authorized management to initiate a request-for-proposal process, soliciting, and subsequently receiving, proposals from three leading national accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2024. Subsequent to the completion of its fiscal year 2023 audit, on March 6, 2024, the Company requested a proposal from EY, its then independent registered public accounting firm, to provide audit services for the fiscal year ending December 31, 2024. On March 8, 2024, EY notified the Company of its decision to decline to stand for re-appointment as the Company’s independent registered public accounting firm for fiscal year 2024, which decision was not the result of any disagreement with the Company. On March 13, 2024, the Audit Committee appointed Deloitte as its new independent registered public accounting firm.
The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2023 and 2022, and the subsequent interim period through March 8, 2024, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through March 8, 2024, except for EY’s communication of the following material weaknesses: (i) the material weakness in internal control over financial reporting as of December 31, 2023, as described in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, relating to ineffective management review controls; and (ii) the material weaknesses in internal control over financial reporting as of December 31, 2022, initially reported in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, relating to ineffective management review controls and controls over the existence, completeness, and accuracy of data used in the Company’s controls. The Audit Committee discussed such reportable events with EY, and the Company authorized EY to respond fully to the inquiries of Deloitte concerning such reportable events.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through March 14, 2024, neither the Company nor anyone on its behalf has consulted Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the foregoing disclosure and requested that EY furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by Ginkgo set forth above and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of EY’s letter, dated March 14, 2024, stating its agreement with the foregoing disclosures was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2024.

Fee Information
The following table provides a summary of the aggregate fees incurred for EY, the Company’s independent public accounting firm for the years ended December 31, 2023 and December 31, 2022.

	Fiscal year ended December 31,
	2023 ($)	2022 ($)
Audit fees (a)	7,385,810	8,262,760
Audit-related fees (b)	—	—
Tax fees (c)	363,950	402,000
All other fees (d)	—	—

Total fees	7,749,760	8,664,760

(a)    Audit fees were for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and in our registration statements filed with the SEC and services that are normally provided in connection with the financial statement audit. Audit fees also included professional services rendered for the audit of our internal controls over financial reporting.
(b)    Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” There were no audit-related fees in either 2023 or 2022.
(c)    Tax fees were for professional services rendered by EY for tax compliance, tax advice, and tax planning.
(d)    All other fees represent products and services provided that are not reported under “Audit fees,” “Audit-related fees” or “Tax fees.” There were no fees in this category in either 2023 or 2022.
Pre-Approval Policies and Procedures
All of the fees described above were pre-approved by the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy under which the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm. Proposed services may either be pre-approved within categories presented to the Audit Committee that include a detailed description of the specific services within such categories along with the budgeted fees or on a case-by-case basis for specific services not contemplated in the original pre-approved categories. The Audit Committee will, at least annually, review and pre-approve the categories of services (if any).

Finally, in accordance with the pre-approval policy, the Audit Committee may delegate pre-approval authority to each of its members. Any member to whom this authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report
The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NYSE standards. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting, as applicable.
In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2023 (the “Audited Financial Statements”). The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
The Audit Committee:
Christian Henry
Kathy Hopinkah Hannan
Harry E. Sloan

ITEM 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative discussion.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports shareholder value, as reflected primarily in our stock price.

We urge shareholders to read the “Compensation Discussion and Analysis,” as well as the Summary Compensation Table and related compensation tables and narrative discussion, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers will support and contribute to our success.

This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Beneficial Ownership of Shares
The following table sets forth information known to the Company regarding the beneficial ownership of Ginkgo common stock by:
●each person who is a named executive officer or director of Ginkgo;
●all executive officers and directors of Ginkgo as a group; and
●each person who is a beneficial owner of more than 5% of Ginkgo Class A common stock or Ginkgo Class B common stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Ginkgo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
The beneficial ownership of Ginkgo common stock is based on 1,700,266,443 shares of Ginkgo Class A common stock and 382,544,655 shares of Ginkgo Class B common stock issued and outstanding as of April 10, 2024 unless otherwise specified.

	Class A common stock		Class B common stock		% of Total Voting Power**
Name of Beneficial Owner	Shares	%	Shares	%	%
Directors and Executive Officers of Ginkgo		—
Jason Kelly(1)	3,894,680	*	81,657,653	21.3%	14.8%
Reshma Shetty(2)	24,749,098	1.5%	163,894,824	42.8%	30.1%
Mark Dmytruk (3)	1,081,334	*	625,412	*	*
Arie Belldegrun (4)	593,410	*	-	-	*
Marijn Dekkers(5)	7,788,637	*	-	-	*
Kathy Hopinkah Hannan(6)	61,986	*	-	-	*
Christian Henry (7)	1,234,378	*	-	-	*
Reshma Kewalramani(8)	80,739	*	-	-	*
Shyam Sankar (9)	1,731,874	*	-	-	*
Harry E. Sloan(10)	420,921	*	-	-	*

All Directors and Executive Officers of Ginkgo as a Group (10 individuals)	41,637,057	2.4%	246,177,889	64.4%	45.3%

5% Beneficial Owners of Ginkgo
Bartholomew Canton(11)	24,749,098	1.5%	163,894,824	42.8%	30.1%
Austin Che(12)	15,310,622	*	80,147,413	21.0%	14.8%
Entities affiliated with Baillie Gifford & Co.(13)	236,292,183	13.9%	-	-	4.3%
Cascade Investment, L.L.C. (14)	151,865,481	8.9%	-	-	2.7%
Viking Global Investors L.L.C (15)	143,085,126	8.4%	-	-	2.6%
The Vanguard Group (16)	132,779,676	7.8%	-	-	2.4%
ARK Investment Management LLC (17)	198,606,619	11.7%	—	—	3.6%

*    Less than one percent.
**   Percentage of total voting power represents voting power with respect to all shares of Ginkgo Class A common stock and Ginkgo Class B common stock, as a single class. Each share of Ginkgo Class B common stock is entitled to 10 votes per share and each share of Ginkgo Class A common stock is entitled to one vote per share. For more information about the voting rights of Ginkgo common stock, see the description of the Company’s securities filed with the 2023 Annual Report on Form 10-K as Exhibit 4.2.
(1)    Consists of (a) 3,894,680 shares of Ginkgo Class A common stock and 69,929,596 shares of Ginkgo Class B common stock held by Dr. Kelly and (b) 11,728,057 shares of Ginkgo Class B common stock held by The Kelly 2016 Grantor Retained Annuity Trust, over which Dr. Kelly has sole voting and dispositive power.
(2)    Consists of (a) 12,374,554 shares of Ginkgo Class A common stock and 2,320,344 shares of Ginkgo Class B common stock held by Dr. Shetty, (b) 70,189,783 shares of Ginkgo Class B common stock held by The Reshma Padmini Shetty Revocable Living Trust – 2014, over which Dr. Shetty has sole voting and dispositive power, (c) 8,245,491 shares of Ginkgo Class B common stock held by The Reshma Padmini Shetty 2022 Grantor Retained Annuity Trust, over which Dr. Shetty has sole voting and dispositive power, (d) 2,583,588 shares of Ginkgo Class B common stock held by two family trusts and (e) 12,374,544 shares of Ginkgo Class A common stock and 80,555,618 shares of Ginkgo Class B common stock beneficially owned by Dr. Shetty’s spouse, as reported in footnote (11) below. The voting and dispositive power over the shares held by the family trusts are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.
(3)    Consists of (a) 1,081,334 shares of Ginkgo Class A common stock and (b) 625,412 shares of Ginkgo Class B common stock held by Mr. Dmytruk.
(4)    Consists of (a) 89,662 shares of Ginkgo Class A common stock held directly by Dr. Belldegrun, (b) 3,748 shares that Dr. Belldegrun has the right to acquire upon exercise of Ginkgo warrants held directly by Dr. Belldegrun, and (c) 500,000 shares of Ginkgo Class A common stock held by Bellco Legacy LLC. Bellco Legacy LLC is owned and managed by trusts controlled by Dr. Belldegrun.
(5)    Consists of (a) 2,008,273 shares of Ginkgo Class A common stock held by Dr. Dekkers and (b) 5,780,364 shares of Ginkgo Class A common stock held by Novalis LifeSciences Investments I, L.P. (“Novalis LifeSciences”). Dr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address for this shareholder is 1 Liberty Lane, Suite 100, Hampton, NH 03842.
(6)    Consists of 61,986 shares of Ginkgo Class A common stock held by Dr. Hannan.
(7)    Consists of 1,234,378 shares of Ginkgo Class A common stock held by Mr. Henry.
(8)    Consists of 80,739 shares of Ginkgo Class A common stock held by Dr. Kewalramani.

(9)    Consists of 1,731,874 shares of Ginkgo Class A common stock held by Mr. Sankar.
(10)    Consists of 420,921 shares of Ginkgo Class A common stock held by Mr. Sloan.
(11)    Consists of (a) 12,374,544 shares of Ginkgo Class A common stock and 2,320,344 shares of Ginkgo Class B common stock held by Dr. Canton, (b) 69,989,783 shares of Ginkgo Class B common stock held by The Bartholomew Canton Revocable Living Trust – 2014, over which Dr. Canton has sole voting and dispositive power, (c) 8,245,491 shares of Ginkgo Class B common stock held by The Bartholomew Canton 2022 Grantor Retained Annuity Trust, over which Dr. Canton has sole voting and dispositive power, (d) 2,583,588 shares of Ginkgo Class B common stock held by two family trusts, and (e) 12,374,554 shares of Ginkgo Class A common stock and 80,755,618 shares of Ginkgo Class B common stock beneficially owned by Dr. Canton’s spouse as reported in footnote (2) above. The voting and dispositive power over the shares held by the family trusts are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.
(12) Consists of (a) 13,310,622 shares of Ginkgo Class A common stock and 2,320,344 shares of Ginkgo Class B common stock held by Dr. Che, (b) 1,000,000 shares of Class A common stock held of record by a revocable spousal trust, of which Dr. Che may be deemed to hold investment and voting discretion, (c) 1,000,000 shares of Class A common stock held of record by a family trust, of which Dr. Che may be deemed to hold investment and voting discretion, (d) 76,927,069 shares of Ginkgo Class B common stock held by the Austin Che Revocable Trust, over which Dr. Che has sole voting and dispositive power, (e) 822,206 shares of Ginkgo Class B common stock held of record by the Austin Che Irrevocable Trust, of which Dr. Che may be deemed to hold investment and voting discretion, and (f) 77,794 shares of Ginkgo Class B common stock held by an irrevocable marital trust, of which Dr. Che may be deemed to hold investment and voting discretion.
(13)    Consists of 236,292,183 Ginkgo Class A common stock held by Baillie Gifford & Co. and/or one or more if its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of the investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Securities representing more than 5% of the class are held on behalf of Scottish Mortgage Investment Trust PLC, a closed-ended investment trust which is managed by Baillie Gifford & Co Limited, a wholly owned subsidiary of Baillie Gifford & Co. The address for these shareholders is c/o Baillie Gifford & Co, Calton Square 1 Greenside Row. Edinburgh Scotland, UK EH1 3AN. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on January 29, 2024.
(14)     Consists of 151,865,481 shares of Ginkgo Class A common stock. All shares of Ginkgo Class A common stock to be held by Cascade Investment, L.L.C. following the Closing may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade, L.L.C. The address for this shareholder is 2365 Carillon Point, Kirkland, WA 98033. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on September 24, 2021.

(15)    Consists of 143,085,126 shares of Ginkgo Class A common stock held by Viking Global Investors L.L.C. The address for this shareholder is 55 Railroad Ave, Greenwich, CT 06830. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on February 14, 2024.
(16)    Consists of 132,779,676 shares of Ginkgo Class A common stock held by The Vanguard Group. The address for this shareholder is 100 Vanguard Blvd, Malvern, PA 19355. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on February 13, 2024.
(17)    Consists of 198,606,619 shares of Ginkgo Class A common stock held by ARK Investment Management LLC. The address for this shareholder is 200 Central Ave, St. Petersburg, FL 33701. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on January 29, 2024.

Executive Officers
Our executive officers as of April 29, 2024 are as follows:

Name	Age	Position
Jason Kelly	43	Chief Executive Officer and Founder; Director
Reshma Shetty	43	President, Chief Operating Officer and Founder; Director
Mark Dmytruk	52	Chief Financial Officer
Jason Kelly, one of our Founders, is the Chief Executive Officer and a member of Ginkgo’s Board. Dr. Kelly previously served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a special purpose acquisition company with a focus on the life sciences sector in 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.
Reshma Shetty, one of our Founders, is the President and Chief Operating Officer and a member of Ginkgo’s Board. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.
Mark Dmytruk has served as our Chief Financial Officer since joining Ginkgo in 2020. From 2017 to 2020, Mr. Dmytruk served as Executive Vice President, Corporate Strategy and Development, for Syneos Health, a global Contract Research Organization and Contract Commercial Organization serving the biopharmaceutical industry. Syneos Health was formed through the merger of inVentiv Health and INC Research in 2017, and prior to the merger Mr. Dmytruk served at inVentiv Health as Chief of Staff from 2014 to 2017 and President, Patient Outcomes Division, from 2011 to 2014. Prior to inVentiv Health, Mr. Dmytruk served in a variety of roles at Thermo Fisher Scientific (and its predecessor, Fisher Scientific) from 2001 to 2011. As Vice President of Corporate Development, Mr. Dmytruk led the company’s M&A function, contributing to its industry-changing strategy and transformational growth. He also served as Vice President of Finance for the Athena Diagnostics business unit of Thermo Fisher Scientific prior to its sale to Quest Diagnostics. Mr. Dmytruk began his career at Ernst & Young in Canada. Mr. Dmytruk has an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology and a Bachelor of Commerce from the University of Alberta.

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the philosophy, objectives, and structure of our compensation program for our three executive officers, who were the only executive officers at Ginkgo in 2023, and therefore, are also our “named executive officers” for 2023. These individuals and their positions are as follows:
●Jason Kelly, Chief Executive Officer;
●Reshma Shetty, President and Chief Operating Officer; and
●Mark Dmytruk, Chief Financial Officer.
Executive Summary
●CEO and COO Compensation: In recognition of the equity award granted to each of Dr. Kelly and Dr. Shetty in 2021 pursuant to the terms of the multi-year founder equity grant agreements that were entered into in January 2020 prior to the business combination (the “Business Combination”) of Soaring Eagle Acquisition Corp. with Ginkgo Bioworks, Inc. (“Old Ginkgo”), Dr. Kelly and Dr. Shetty did not receive any grants under our long-term incentive program for 2023. Dr. Kelly’s and Dr. Shetty’s 2023 compensation consisted solely of a base salary and eligibility to participate in Ginkgo’s broad-based employee benefit plans and programs. As discussed below in this Compensation Discussion and Analysis, after not having granted equity awards to our founders since 2021, following a recommendation from a special committee of the Board (described below), the Board granted performance-based stock options to Dr. Kelly and Dr. Shetty pursuant to the 2024 Founder Award Program. Please see “2024 Founder Award Program” below.
●CFO Compensation: In 2023, Mr. Dmytruk received a salary increase of approximately 2% and a time-based restricted stock unit award as part of the annual compensation review process.
●Post-deSPAC Equity Incentive Structure and Earnout Shares: As further described below under “Long-Term Compensation”, Dr. Kelly, Dr. Shetty and Mr. Dmytruk hold Ginkgo restricted stock units that they received in the Business Combination in respect of previously granted restricted stock units and they also hold Ginkgo restricted stock that is subject to service- and stock price-based vesting hurdles that they received with respect to the earn-out portion of the consideration paid in the Business Combination. These restricted stock unit and restricted stock earnout awards were designed to function as a multi-year growth incentive while also providing retentive value.

Compensation Philosophy and Objectives
We design our compensation programs to attract, retain and engage great talent, reinforce an ownership mindset, and emphasize performance and contribution to our long-term success among all employees, including our named executive officers. As a result, our compensation programs encourage experimentation, innovation and performance that support the long-term creation of shareholder value, rather than tying compensation to a few discrete, short-term performance goals, financial or otherwise.
As is the case for other employees, our named executive officers’ compensation has the following basic components:
1.base salary; and
2.periodic grants of incentive equity awards, primarily in the form of time-based restricted stock units for annual grants, which generally vest over multiple years, so that compensation is negatively impacted if our stock price declines and is favorably impacted if the stock price appreciates.
We believe our compensation programs differ from the approach used by many companies with its emphasis on stock-based compensation. This focus on long-term incentives encourages all employees, including executives, to think and act like owners, because they are owners. It also aligns employee, including executive, compensation with the returns we deliver to shareholders.
The Compensation Committee is continually reviewing compensation market trends and evaluating our compensation programs to ensure a balance between attraction and retention of great talent and alignment among employees’ (including executives’) and shareholders’ experiences.
Compensation Best Practices
Our executive compensation program has a number of features that reflect our philosophy and objectives:
●Focus on long-term shareholder value: Our compensation program aligns executive and shareholder interests by compensating executives primarily with equity grants that generally vest over multiple years so that compensation is negatively impacted if our stock price declines and is favorably impacted if the stock price appreciates. This encourages executives to think and operate with an ownership mindset that benefits all stakeholders, including shareholders, over the long-term.
●Focus on realizable compensation: The Compensation Committee focuses on realizable compensation by assessing the potential annual value of equity awards vesting each year instead of the aggregate grant date value reported in the Summary Compensation Table.
●Monitor dilution and overhang: In order to protect shareholder value, the Compensation Committee is committed to the responsible use of equity by balancing the equity compensation’s value linking executive and shareholder experiences, while managing shareholder dilution resulting from our compensation program.

●No severance benefits or accelerated vesting of unearned equity upon termination of employment with founding named executive officers: Dr. Kelly and Dr. Shetty do not have an employment or severance agreement and are not guaranteed any compensation should their employment terminate for any reason, including in connection with a change in control. Performance-based stock options granted to Dr. Kelly and Dr. Shetty in 2024 (as described below under “2024 Founder Award Program”) are subject to accelerated vesting upon certain terminations of employment or a change in control, to the extent the associated performance-based vesting criteria have been satisfied.
●No executive perks: Ginkgo’s named executive officers are eligible to participate in Ginkgo’s broad-based employee benefit plans and programs, including medical, dental, vision, life, and disability insurance benefits, to the same extent as Ginkgo’s other full-time employees.
●No excise tax gross-ups in existing agreements: We do not have agreements that provide excise tax gross-ups on executive compensation.
●Assess risks of our compensation program: We believe the structure of our executive compensation program motivates our executives to make thoughtful, appropriate decisions with measured risks balanced by appropriate rewards for the Company.
●Independent compensation consultant: The Compensation Committee engages an independent compensation consultant, which provides valuable data regarding executive compensation trends and best practices.
●Policies against hedging and pledging: Our Insider Trading Compliance Policy prohibits our executives from engaging in “hedging” or similar transactions with respect to our common stock. Pledging the Company’s securities as collateral to secure loans is prohibited unless an exception is approved by the Board.
We strive to keep our executive compensation simple, transparent, and aligned with shareholder value. At present, given our stage and mission as a Company, we believe that tying stock and cash award payouts to a handful of discrete performance criteria can be a source of complexity and confusion in executive pay and may result in executive compensation arrangements that are more difficult to value and more vulnerable to obfuscation than time-vesting restricted stock units. Ginkgo’s compensation program, consisting of base salary and periodic grants of incentive equity awards, primarily in the form of time-vested restricted stock units for annual grants, that typically vest over multiple years, aligns employee (including executive) compensation with long-term company performance and shareholder value. Ginkgo used objectives and key results to align the Company and our employees around a set of five qualitative objectives and stretch, quantitative and measurable targets for each objective. Our annual performance management and compensation review process took into account these objectives and key results in the determination of executive performance and compensation.
Role of the Compensation Committee
The Compensation Committee has the responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our compensation programs, and reviewing and approving the compensation of our named executive officers. In 2023, the Compensation Committee reviewed and determined the compensation of Mr. Dmytruk, as well as that of the broader leadership team.

Role of Management
Our Chief Executive Officer and President & Chief Operating Officer, in consultation with our Chief People Officer, review comparative data derived from publicly available market compensation information for the CFO and our broader non-founder leadership team. Our Chief Executive Officer and President & Chief Operating Officer then make a recommendation to the Compensation Committee regarding compensation for our CFO and the broader non-founder leadership team based on this market data as well as the level of achievement of the Company’s objectives and key results for the year, as described above. The Compensation Committee reviews and discusses this information and the recommendation by our Chief Executive Officer and President & Chief Operating Officer, and then determines changes to cash compensation and the grant of equity compensation, if any.
Role of the Compensation Consultant
In determining compensation for 2023, the Compensation Committee retained Sequoia Consulting Group (“Sequoia”) to advise on executive compensation. Sequoia provided various services to the Compensation Committee, including the review, analysis and update of our compensation peer group; the review and analysis of compensation for our CFO and broader non-founder leadership team against competitive market data based on the companies in our compensation peer group and against broader compensation survey data when appropriate; the review and analysis of our equity plans; and support on other ad hoc matters.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience.
For 2023, the Compensation Committee believed referencing market data, along with other factors, was important when setting total compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. Market data is one factor considered in the annual compensation approval process. Other important considerations include compensation for the broader leadership team at Ginkgo and at the other companies with which we compete for talent, past contributions to company performance, employee knowledge, skills and experience, expected contributions to future success, cash compensation, estimated value of pre-existing stock-based compensation vesting in subsequent years, if any, and stock price assumptions.
2023 Peer Group
The Compensation Committee considered several factors in determining the composition of our peer group for purposes of evaluating the 2023 compensation of our CFO, including, but not limited to, industry, revenue, and organizational complexity.

Using these criteria, the following 19 companies were identified by the Compensation Committee as the defined peer group for input in benchmarking 2023 executive compensation programs:

10X Genomics, Inc.	Abcellera Biologics Inc	Amyris, Inc.	Balchem Corporation
BioMarin Pharmaceuticals Inc.	BridgeBio Pharma, Inc.	CRISPR Therapeutics AG	Guardant Health, Inc.
Halozyme Therapeutics, Inc.	Ionis Pharmaceuticals, Inc.	Livent Corp.	Natera, Inc.
Pacific Biosciences of California, Inc.	Repligen Corporation	Sarepta Therapeutics, Inc.	Schrödinger, Inc.
Twist Bioscience Corporation	Ultragenyx Pharmaceutical Inc.	Vir Biotechnology, Inc.
The compensation for Dr. Kelly and Dr. Shetty did not change from 2022 to 2023 and, based on peer group data, their salary is below market for their roles and responsibilities.
Compensation Risk Oversight
The Compensation Committee has conducted a risk assessment of our compensation programs and has concluded that the compensation programs for our employees, including those in which our named executive officers participate, do not create risks that are reasonably likely to have a material adverse effect on us.
Anti-Hedging and Pledging Policy
Under our Insider Trading Compliance Policy, employees, directors, and certain contingent workers, as well as persons sharing their households, are prohibited from engaging in any hedging or monetization transactions involving the Company’s equity securities (including purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decreases in the market value of our equity securities, unless an exception is approved by the Board. This prohibition applies to Company equity securities that are (i) granted to the employee, director, or contingent worker by the Company as part of their compensation or (ii) held, directly or indirectly, by the employee, director, or contingent worker.

Clawback Policy
The Company adopted a Policy for Recoupment of Incentive Compensation, effective October 2, 2023, in accordance with the requirements of the Dodd-Frank Act, SEC rules and NYSE listing standards. The Company’s Policy for Recoupment of Incentive Compensation provides for the recovery of erroneously-awarded incentive compensation received by a current or former executive officer in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.
2023 Compensation Decisions
Base Salaries
Each of our named executive officers receives a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The salaries for Dr. Kelly and Dr. Shetty did not change from 2022 to 2023 and continue to be below market, as measured by peer group data as described above, for their roles and responsibilities. Mr. Dmytruk’s salary was increased by approximately 2% from $450,000 in 2022 to $460,000 effective March 1, 2023.
The 2023 annual base salaries for Ginkgo’s named executive officers were:

Name	2023 Annual Base Salary ($)
Jason Kelly	250,000
Reshma Shetty	250,000
Mark Dmytruk	460,000

Short Term Incentive - Annual Bonuses
The Company does not currently have an annual cash bonus or incentive program for any of its employees, including its named executive officers.
Long Term Incentive - Equity Compensation
Long-term incentive compensation in the form of equity incentives aligns the interests of our employees, including our named executive officers, with long-term shareholder interests and allows us to attract, incentivize, and retain staff in a competitive market. Thus, equity compensation is a key component of executive officers’ total compensation. We use restricted stock units as our primary stock-based compensation vehicle for non-founder employees. We believe that the use of restricted stock units aligns the long-term interests of employees, including our CFO, and helps efficiently manage overall shareholder dilution from stock awards. As a form of compensation, equity-based incentives also enable us to manage the Company’s cash resources more effectively.

In 2020 and 2021 prior to the Business Combination, the named executive officers received restricted stock units in Old Ginkgo that were subject to certain service- and performance-based vesting conditions. In connection with the Business Combination, the restricted stock units in Old Ginkgo held by the named executive officers were converted into restricted stock units issuable for the Company’s Class B common stock and, with respect to the earn-out portion of the consideration paid in the Business Combination to the shareholders of Old Ginkgo, restricted stock. These restricted stock earnout awards are subject to the same service-based vesting schedule as the related restricted stock units and to stock price vesting hurdles.
In 2023, we granted Mr. Dmytruk time-based restricted stock units under the 2021 Incentive Award Plan (the “2021 Plan”) as part of our annual compensation review process, after reviewing peer group data and after considering Mr. Dmytruk’s performance during 2022. The Compensation Committee granted Mr. Dmytruk 870,000 restricted stock units on March 1, 2023, which began vesting on April 1, 2023 and continue to vest in equal monthly installments thereafter over four years until March 1, 2027, generally subject to Mr. Dmytruk’s continued service to the Company through the applicable vesting date.
Dr. Kelly and Dr. Shetty did not receive equity grants during 2023 as we believed at the time that (i) the equity awards negotiated prior to the Business Combination and reflected in the “Outstanding Equity at Fiscal Year-End” table, below, represented a multi-year opportunity for Dr. Kelly and Dr. Shetty and (ii) the existing equity ownership position of Dr. Kelly and Dr. Shetty sufficiently continued to align the interests of Dr. Kelly and Dr. Shetty with our shareholder interests.
2024 Founder Award Program
In connection with the Board’s review of the Company’s executive compensation program, including compensation payable to our founders, the Board formed a special committee (the “Special Committee”) in 2023 to analyze and make recommendations to the Board regarding the compensation of each of Drs. Kelly, Shetty, Canton and Che (the “Founders”).

The Special Committee consisted of Mr. Sankar, Mr. Sloan and Dr. Hannan, each of whom was determined to be independent of the Founders. The Special Committee retained its own independent compensation consultant, Infinite Equity, and independent outside legal counsel, Young Conaway Stargatt & Taylor, LLP, to advise with respect to its review of Founder compensation.

The Special Committee met, including with its advisors, approximately a dozen times to consider revisions to the compensation program for our Founders. At these meetings, the Special Committee considered and evaluated a number of factors in determining whether to change the compensation of our Founders and, if so, the appropriate structure and magnitude of any such change, including the central role of our Founders’ leadership in executing the Company’s strategy, the Company’s historic and prospective performance, and the extent (if any) to which compensation would provide incentives for our Founders to continue driving long-term stockholder value creation. In addition, the Special Committee considered the equity awards held by our Founders that were negotiated prior to the Company becoming a public company, our Founders’ existing equity ownership positions, market data provided by the

Special Committee’s compensation consultant on the compensation of executives at peer companies, and the means by which our Founders’ compensation could be linked to and made contingent upon the Company’s performance.

Following extensive analysis and negotiations between the Special Committee and the Founders, the Special Committee resolved to recommend to the Board that it adopt a revised compensation program for our Founders in 2024 (the “2024 Founder Compensation Program”) that consists of maintaining the annual cash compensation for each Founder at $250,000 and granting each Founder an option to purchase 5,000,000 shares of Ginkgo common stock with an exercise price of $2.50 per share and with such options subject both to time-based and performance-based vesting criteria (the “Founder Options”). The performance-based vesting is tied to the achievement of four specified stock price hurdles within a five-year period, with 10% of the Founder Options vesting based on the achievement of a 90-calendar-day average stock price of $5.00, 10% of the Founder Options vesting based on the achievement of a 90-calendar-day average stock price of $7.50, 20% of the Founder Options vesting based on the achievement of a 90-calendar-day average stock price of $10.00 and the remaining 60% of the Founder Options vesting based on the achievement of a 90-calendar-day average stock price of $12.50. If the performance-based criteria are achieved during the five-year performance period, the awards will vest on the five-year anniversary of the grant date.

The Special Committee designed the 2024 Founder Compensation Program for only one year, rather than designing a compensation program that would be expected to cover multiple years of employment. The Special Committee considered market data on total annual compensation provided by its compensation consultant in determining the total value of the 2024 Founder Compensation Program, accounting for both the Founders’ annual cash compensation and the grant date fair value of the Founder Options (as determined and described below).

The Founder Options have an approximate grant date fair value of $981,000 per Founder, computed in accordance with FASB ASC Topic 718, excluding the effect of estimating forfeitures and using the Monte Carlo simulation option pricing model.

The assumptions used to calculate the grant date fair value of the Founder Options were as follows:

Grant date closing share price	$0.7777
Grant date risk-free interest rate	4.65%
Expected volatility	71.8%
Suboptimal exercise multiple	2.8x
Dividend yield	0%
Option term	10 years

In designing the Founder Options, the Special Committee sought to create awards that rewarded sustained and substantial stock appreciation tied to the successful execution of the Company’s strategy and would lead to stockholder value substantially above average long-term stock market growth. In addition, the five-year vesting period and the weighting of the performance-based vesting criteria were designed to provide most of the value of the Founder

Options only when the highest stock price hurdles are met, with 80% of the value of the awards remaining unvested at trading prices below $10.00 per share and 60% of the value of the awards vesting only if the $12.50 per share vesting criteria is met.

On April 4, 2024, with Dr. Shetty and Dr. Kelly recusing themselves, after reviewing the recommendations of the Special Committee and the considerations and analysis presented above and described to the Board, the Board determined to adopt the 2024 Founder Compensation Program.

Post-employment Compensation
Dr. Kelly and Dr. Shetty. Neither Dr. Kelly nor Dr. Shetty is entitled to any severance benefits upon termination of employment for any reason. To the extent the performance-based vesting criteria have been satisfied, the Founder Options are subject to accelerated vesting in connection with a termination of employment by reason of death or disability, a termination of employment by Ginkgo without cause or a change in control, as described below under “Potential Payments Upon Termination of Employment of Change in Control.”
Mr. Dmytruk. In connection with his offer of employment, we entered into an offer letter with Mr. Dmytruk that provides 12 months base salary continuation and up to 12 months Company-paid health benefits continuation pursuant to COBRA in the event the Company were to terminate Mr. Dmytruk’s employment without cause (as defined in the offer letter), conditioned upon Mr. Dmytruk’s execution and non-revocation of a separation agreement and release of claims acceptable to the Company. The Compensation Committee believes that these amounts are reasonable compensation to facilitate a transition to new employment and are aligned with market practice. Mr. Dmytruk’s offer letter does not provide for any accelerated vesting of equity upon termination of employment for any reason.
Mr. Dmytruk also entered into a separate agreement pursuant to which he is subject to non-competition, employee, consultant and advisor non-solicitation and no-hire, and customer and client non-solicitation covenants during the term of his employment or other service with us and for one year thereafter. The agreement also includes standard invention assignment and non-disclosure of confidential information covenants.
Other Elements of Compensation
Retirement Plan
Ginkgo maintains a 401(k) retirement savings plan for its employees, including Ginkgo’s named executive officers, who satisfy certain eligibility requirements. In 2023, Ginkgo’s named executive officers were eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, in 2023, Ginkgo provided a non-elective contribution to all eligible participants equal to up to 5% of eligible compensation, which fully vests once such eligible participant has completed two years of continuous service. Effective January 1, 2024, the 5% non-elective contribution is capped for employees earning $100,000 or more in annual salary, resulting in a maximum employer contribution of $5,000. Ginkgo’s named executive officers and certain other high-level employees are not eligible to receive a non-elective contribution beginning in 2024. Ginkgo believes that providing a vehicle for tax-deferred retirement savings though Ginkgo’s 401(k) plan adds to the overall desirability of Ginkgo’s executive compensation package and further incentivizes Ginkgo’s employees, in accordance with Ginkgo’s compensation policies.
Employee Benefits and Perquisites
During their employment, Ginkgo’s named executive officers are eligible to participate in Ginkgo’s broad-based employee benefit plans and programs, including medical, dental, vision, life, and disability insurance benefits, to the same extent as Ginkgo’s other full-time employees, subject to the terms and eligibility requirements of those plans.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the CD&A and based on such review and discussions the Compensation Committee has recommended to the Board that the CD&A be included in Ginkgo Bioworks Holdings, Inc. Annual Report on Form 10-K and the Proxy Statement.
The Compensation Committee of the Board of Directors of Ginkgo Bioworks Holdings, Inc.
Shyam Sankar, Chair
Arie Belldegrun
Kathy Hopinkah Hannan
Christian Henry

Summary Compensation Table
The following table sets forth information concerning the compensation of Ginkgo’s named executive officers for the years ended December 31, 2023, December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Kelly	2023	250,000	-	12,500	262,500
Chief Executive Officer	2022	250,000	-	12,500	262,500
	2021	250,000	380,479,776(4)	12,500	380,742,276

Reshma Shetty	2023	250,000	-	12,500	262,500
President & Chief Operating Officer	2022	250,000	-	12,500	262,500
	2021	250,000	380,479,776(4)	12,500	380,742,276

Mark Dmytruk	2023	460,000	1,218,000	16,500	1,694,500
Chief Financial Officer	2022	450,000	1,730,200	15,250	2,195,450
	2021	425,000	39,629,178(4)	14,500	40,068,678
(1)    Mr. Dmytruk participated in a salary exchange program during 2021, which took place on a one-to-four basis such that for each $1 of salary contributed to the program, Mr. Dmytruk would receive a number of restricted stock units valued at $4. He elected to be paid $50,000 of his 2021 base salary in the form of restricted stock units and was granted 65,375 restricted stock units in April 2021 with a modification date fair value of $888,446. The modification date fair value is computed in accordance with ASC Topic 718 and reflects the fair value on November 17, 2021 (i.e., the modification date), rather than the historical grant date fair value, the current fair value, or the amounts paid to or realized by Mr. Dmytruk.
(2)    For years 2023 and 2022, the amount reflects the grant date fair value of restricted stock units awarded, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the restricted stock units, the grant date fair value was calculated by multiplying the closing price of the Company’s Class A common stock on the grant date by the number of restricted stock units granted. For 2021, amounts reflect the modification date fair value of restricted stock units and associated restricted stock earnout awards granted. For Mr. Dmytruk, this includes $838,446, which represents the modification date fair value of the restricted stock units that were granted as part of the salary exchange program in excess of the $50,000 portion of his base salary that he elected to exchange. We provide information regarding the assumptions used to calculate the fair value of all restricted stock units and associated restricted stock earnout awards made to named executive officers in Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K.
(3)    Amounts represent employer non-elective contributions under Ginkgo’s 401(k) plan in 2023.

(4)    Amounts for Dr. Kelly ($158,652,934), Dr. Shetty ($158,652,934), and Mr. Dmytruk ($23,125,369) reflect the incremental fair value over the historical grant date fair value attributable to the modification of restricted stock units and associated restricted stock earnout awards on November 17, 2021, rather than the historical grant date fair value, the current fair value, or the amounts paid to or realized by the named individual. The original grants to Dr. Kelly and Dr. Shetty associated with these amounts were granted under Dr. Kelly and Dr. Shetty’s founder equity grant agreements with Old Ginkgo, which were entered into in January 2020 prior to the Business Combination and resulted in no incremental dilution to shareholders following the Business Combination as they were granted prior to Ginkgo becoming a publicly traded company. We provide information regarding the assumptions used to calculate the fair value of all restricted stock units and associated restricted stock earnout awards made to named executive officers in Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K.
Grants of Plan-Based Awards
The following table sets forth information regarding plan-based awards made to Ginkgo’s named executive officers during the year ended December 31, 2023.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jason Kelly	-	-	-
Reshma Shetty	-	-	-
Mark Dmytruk	3/1/2023(2)	870,000	1,218,000
(1)Amounts shown reflect the grant date fair value of restricted stock units, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote (2) to the Summary Compensation Table above.
(2)Represents the restricted stock units granted to Mr. Dmytruk on March 1, 2023, which began vesting on April 1, 2023 and vest in substantially equal monthly installments thereafter over four years until March 1, 2027, generally subject to his continued service to Ginkgo through the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Ginkgo common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Jason Kelly	1/1/2020	-		-	389,151	(6)	657,665
	8/18/2021	-		-	1,931,193	(6)	3,263,716

Reshma Shetty	1/1/2020	-		-	389,151	(6)	657,665

	8/18/2021	-		-	1,931,193	(6)	3,263,716

Mark Dmytruk	3/2/2021	506,144	(1)	855,383	-		-
	3/2/2021	15,186	(7)	25,664	198,768	(6)	335,918
	4/4/2021	16,344	(2)	27,621	-		-
	4/4/2021	492	(7)	831	5,883	(6)	9,942
	8/2/2021	135,995	(3)	229,832	-		-
	8/2/2021	4,082	(7)	6,899	30,918	(6)	52,251
	1/24/2022	34,334	(4)	58,024	-		-
	3/11/2022	281,250	(5)	475,313	-		-
	3/1/2023	706,875	(9)	1,194,619

(1)    The restricted stock units granted to Mr. Dmytruk began vesting November 9, 2021 and will continue to vest in substantially equal monthly installments until November 1, 2024, generally subject to his continued service to Ginkgo through the applicable vesting date.
(2)    The restricted stock units granted to Mr. Dmytruk began vesting November 30, 2021 and will continue to vest in substantially equal monthly installments until December 1, 2024, generally subject to his continued service to Ginkgo through the applicable vesting date.

(3)    The restricted stock units granted to Mr. Dmytruk began vesting December 1, 2021 and will continue to vest in substantially equal monthly installments until July 1, 2025, generally subject to his continued service to Ginkgo through the applicable vesting date.
(4)    The restricted stock units granted to Mr. Dmytruk began vesting on January 1, 2023 and will continue to vest in monthly installments until January 1, 2028, generally subject to his continued service to Ginkgo through the applicable vesting date. The vesting schedule for this award is as follows: 5% vests at 12 months, then .83% per month for the next 12 months, 1.25% per month for the next 12 months, 1.67% per month for the next 24 months, and 2.5% per month for the remaining 12 months.
(5)    The restricted stock units granted to Mr. Dmytruk began vesting on April 1, 2022 and will continue to vest in substantially equal monthly installments until March 1, 2026, generally subject to his continued service to Ginkgo through the applicable vesting date.
(6)    Represents restricted stock earnout awards which vest in three substantially equal installments if the trading price per share of Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to the following thresholds for any 20 trading days within any period of 30 consecutive trading days during the five-year period after the closing of the Business Combination: $15.00, $17.50 and $20.00. Once the performance condition has been satisfied, the shares will be subject to the same service-based vesting schedule applicable to Mr. Dmytruk’s restricted stock units that have the same grant date as such restricted stock earnout award, as described in the footnotes to this table, subject to Mr. Dmytruk’s continued service to Ginkgo through each applicable vesting date. Dr. Kelly and Dr. Shetty’s related restricted stock units met the service-based vesting requirement on October 1, 2022, and therefore, once the performance condition has been satisfied, the restricted stock earnout awards held by them will vest.
(7)    Represents restricted stock earnout awards for which the performance condition has been satisfied and for which the shares are now subject to the same service-based vesting schedule applicable to Mr. Dmytruk’s restricted stock units that have the same grant date as such restricted stock earnout award, as described in the footnotes to this table, generally subject to Mr. Dmytruk’s continued service to Ginkgo through the applicable vesting date.
(8)    Amount shown is based on the closing price of a share of Ginkgo Class A common stock of $1.69 on December 29, 2023, the last trading day of fiscal year 2023.
(9) The restricted stock granted to Mr. Dmytruk began vesting on April 1, 2023 and will continue to vest in substantially equal monthly installments until March 1, 2027, generally subject to his continued service to Ginkgo through the applicable vesting date.

Option Exercises and Stock Vested

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jason Kelly	-	-
Reshma Shetty	-	-
Mark Dmytruk	967,809	1,631,947

(1)    Amount shown is based on the closing price of a share of Ginkgo Class A common stock on the vesting date of the applicable stock awards.
Pension Benefits
None of our named executive officers participated in or received benefits from a pension plan during the year ended December 31, 2023 or in any prior year.
Nonqualified Deferred Compensation
None of our named executive officers participated in or received benefits from a nonqualified deferred compensation plan during the year ended December 31, 2023 or in any prior year.
Potential Payments Upon Termination of Employment or Change in Control
Founders, including Dr. Kelly and Dr. Shetty (Founder Options). If a Founder’s employment with Ginkgo terminates as a result of his or her death or disability during the five-year vesting period applicable to the Founder Option, the vesting of any portion of the Founder Option that has satisfied the performance-based vesting criteria will accelerate. If a Founder’s employment is terminated by Ginkgo without cause (as defined in the Founder Option award agreement) during the five-year vesting period, any portion of the Founder Option that has satisfied the performance-based vesting criteria will vest, with pro rata vesting if the 90-calendar-day average stock price is between two stock price hurdles at the time of such employment termination.
In the event of a change in control of Ginkgo (as defined in the 2021 Plan), any portion of the Founder Option that has satisfied the performance-based vesting criteria (i) will remain outstanding and eligible to vest (if the Founder Options are assumed in connection with the transaction), or (ii) will vest upon consummation of the transaction (if the Founder Options are not assumed in connection with the transaction).

The Founder Options will be exercisable for shares of Class A Ginkgo common stock for ten years from the grant date. If a Founder exercises any portion of their Founder Option prior to the time such Option vests by its terms, such Founder will receive restricted shares of Class A Ginkgo common stock, subject to the same vesting terms described above.
In the event a Founder’s employment with Ginkgo terminates, any shares of Ginkgo common stock received in connection with the exercise of the Founder Options, on a post-tax basis, must be held for one year from the Founder’s termination of employment. This one-year holding period will not apply following termination of the Founder’s employment as a result of such Founder’s death or disability, termination of such Founder’s employment by Ginkgo without cause, or a change in control of Ginkgo.
Mr. Dmytruk. We have entered into an offer letter with Mr. Dmytruk pursuant to which he will be entitled to receive the following payments and benefits in the event his employment is terminated by Ginkgo without “cause” (as defined in the offer letter): (i) 12 months’ severance pay based on his base salary rate on the date of such termination, to be paid in installments over the 12-month period following the termination date and (ii) up to 12 months’ Company-paid health benefits continuation pursuant to COBRA, in each case subject to Mr. Dmytruk’s execution of a general release of claims in favor of Ginkgo.
2021 Plan. Under the 2021 Plan, in the event of a change in control of the Company (as defined in the 2021 Plan) in which equity awards, including those held by our named executive officers, are not continued, converted, assumed or replaced with a comparable award in connection with such change in control, the equity awards will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such equity awards will lapse as of such change in control, and such equity awards will be canceled upon the consummation of the change in control in exchange for the right to receive the change in control consideration payable to holders of our common stock.
The table below sets forth the severance benefits that would be payable to Mr. Dmytruk if his employment was terminated by Ginkgo without “cause” on December 31, 2023.

Name		Severance ($)	Health Benefits Continuation ($)(1)	Total ($)(2)
Mark Dmytruk	Involuntary Termination Without Cause	460,000	13,361	473,361
(1) Amount shown is based on the health benefit premiums in effect on December 31, 2023 and assumes the full 12 months of Company-paid health benefits continuation.
(2) We have assumed that all equity awards would be assumed in a hypothetical change in control occurring on December 31, 2023 and, therefore, have not included any value with respect to such awards in this table.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Jason Kelly, our CEO, to that of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining W-2 reported earnings for all U.S. employees, excluding our CEO, who were employed by us on December 31, 2023, whether employed on a full or part-time basis, with compensation annualized for any permanent employee that was not employed for all of 2023. As of December 31, 2023, our global workforce consisted of 1,218 active employees, with 15 employees located in France, 25 employees located in the Netherlands and 17 employees located in Switzerland. As permitted by SEC rules, we excluded our non-U.S. employees from our calculations, as the combined workforce in those three countries comprised approximately 4.7% of our total global workforce as of this same date. After excluding our non-U.S. employees, we identified our median employee from a population of 1,161 U.S. employees.
After identifying the median employee based on reported earnings through December 31, 2023, we calculated the annual total compensation for 2023 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above.
For 2023, the value of the annual total compensation of the median employee was $184,086. For 2023, the annual total compensation of our CEO was $262,500. The resulting ratio of the two amounts is approximately 1:1.4. SEC rules allow companies to use a variety of methods and assumptions to estimate median employee compensation, and factors such as industry, geography, business model, and workforce composition will vary across companies. Accordingly, the information above may not be comparable to information reported by other companies.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our named executive officers other than our principal executive officer (“Other NEOs” or “Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Each of our named executive officers (“NEOs”) became an NEO of the Company in connection with the Business Combination and prior to that time none of the NEOs of Old Ginkgo received any compensation.
We make our compensation decisions independently of disclosure requirements. We do not use financial performance measures when setting compensation goals and making compensation decisions for our NEOs. Accordingly, as we did not use financial performance measures to link executive compensation to our financial performance in 2023, we have not included any “company-selected measure” (within the meaning of the SEC’s rules) in the Pay Versus Performance Table, or provided a tabular list of financial performance measures.

Year	Summary Compensation Table Total for Jason Kelly¹ ($)	Compensation Actually Paid to Jason Kelly¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment Based on:[4]		Net Income ($ Thousands)[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	262,500	(766,187)	978,500	540,035	13.88	67.48	(893)
2022	262,500	(152,520,622)	1,228,975	(82,295,312)	13.88	62.62	(2,105)
2021	380,742,276	237,508,511	210,405,477	132,638,554	68.23	84.19	(1,830)
1.Jason Kelly became PEO on September 17, 2021, the date of the closing of the Business Combination. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021*-2023
Reshma Shetty
Mark Dmytruk
*Dr. Shetty and Mr. Dmytruk each became NEOs on September 17, 2021, the date of the closing of the Business Combination.
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below and reflect compensation for the full year of 2021, consistent with the Summary Compensation Table disclosure.
3.Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and reflects the exclusions and inclusions of certain amounts for the PEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. As of December 31, 2020, the end of the fiscal year prior to the date on which the Business Combination occurred (September 16, 2021), all awards were valued at $0 as their performance conditions were not considered probable to be achieved as of that date. Certain restricted stock units were subsequently modified on November 17, 2021 such that the performance conditions were deemed to be met. The per-share values of the restricted stock earnout awards are estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB ASC Topic 718 on the dates required to be reported in the tables below.

Year	Summary Compensation Table Total for Jason Kelly ($)	Exclusion of Stock Awards for Jason Kelly ($)	Inclusion of Equity Values for Jason Kelly ($)	Compensation Actually Paid to Jason Kelly ($)
2023	262,500	—	(1,028,687)	(766,187)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	978,500	(609,000)	170,535	540,035

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jason Kelly ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jason Kelly ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jason Kelly ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jason Kelly ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jason Kelly ($)	Total - Inclusion of Equity Values for Jason Kelly ($)
2023	—	(1,028,687)	—	—	—	(1,028,687)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	597,310	(566,561)	138,113	1,673	—	170,535

4.The peer group total shareholder return (“Peer Group TSR”) set forth in this table utilizes the S&P Biotechnology Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested in our Class A common stock and in the S&P Biotechnology Select Industry Index, respectively, for the period starting September 17, 2021 (the date our Class A common stock began trading on the NYSE after the closing of the Business Combination) through December 31 of the applicable year. Historical stock performance is not necessarily indicative of future stock performance.
5.The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company TSR (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and the Company’s cumulative TSR starting September 17, 2021 (the date our Class A common stock began trading on the NYSE after the Business Combination) through December 31, 2023.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and our Net Income during the three most recently completed fiscal years.

Certain Relationships and Related Person Transactions
Exchange Agreement
In October 2021 and March 2022, Ginkgo entered into a first and second amended and restated shareholders agreement, respectively, with Viking Global Opportunities Illiquid Investments Sub-Master LP, a holder of more than 5% of Ginkgo’s outstanding capital stock at the time of each agreement, pursuant to which Ginkgo agreed, subject to approval of the Board, to permit such shareholder to exchange a portion of its shares of Ginkgo Class A common stock for shares of Ginkgo Class C common stock on a 1-for-1 basis. The Board approved the exchange and Viking Global Opportunities Illiquid Investments Sub-Master LP effected the exchange in March 2022.
Director and Officer Indemnification
Ginkgo’s Charter authorizes indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Policies and Procedures for Related Person Transactions
Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction.” A “Related Person” means:
●any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
●any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
●any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, and any other person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities; and
●any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a

5% or greater beneficial ownership interest in any class of the Company’s voting securities.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2023, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of the Compensation Committee.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that each of Arie Belldegrun, Kathy Hopinkah Hannan, Christian Henry, Reshma Kewalramani, Shyam Sankar and Harry E. Sloan, representing a majority of Ginkgo’s directors, and Ross Fubini and Myrtle Potter, Ginkgo’s director nominees, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

Other Information
Expenses of Solicitation
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by Ginkgo. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Ginkgo employees without additional compensation.
Other Matters
As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.
Proposals of Shareholders
To be considered for inclusion in the proxy statement and proxy card(s) for the 2024 Annual Meeting, proposals of shareholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary of Ginkgo, at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than Monday, December 30, 2024.
Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring proposals before an annual shareholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Ginkgo regarding such proposals and provide the information and satisfy the other requirements set forth in the Bylaws.
To be timely, a shareholder who intends to present a proposal at the 2025 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Ginkgo no earlier than Thursday, February 13, 2025 and no later than Saturday, March 15, 2025. However, if we hold the 2025 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2023 Annual Meeting date, then the information must be received no later than the 90th day prior to the 2025 Annual Meeting date or the tenth day after public disclosure of the 2025 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. The submission of a shareholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

In addition to satisfying the requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Ginkgo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of Ginkgo’s shares entitled to vote on the election of directors in support of director nominees other than Ginkgo’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Ginkgo at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2025 Annual Meeting, no later than Monday, April 14, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers (and persons who own more than 10% of our equity securities) to file reports of holdings and transactions in our common stock with the SEC. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on a review of the reports furnished to us or filed with the SEC and upon information furnished by these parties, the Company believes that during the fiscal year 2023, its executive officers, directors and 10% shareholders timely complied with all Section 16(a) filing requirements, except for one amended Form 4 filed for Mr. Henry, which was filed to correct an administrative error.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2023 (together, the “2023 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing, postage and proxy tabulation costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2023 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding

Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.
If you would like an additional copy of the 2023 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-589-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive your paper proxy card(s) or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

GINKGO BIOWORKS

GINKGO BIOWORKS HOLDINGS, INC.
27 DRYDOCK AVENUE
8TH FLOOR
BOSTON, MA 02210

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DNA2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44272-P05981

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Class A Shareholders

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Arie Belldegrun	☐	☐	☐
1b. Ross Fubini	☐	☐	☐
1c. Kathy Hopinkah Hannan	☐	☐	☐
1d. Christian Henry	☐	☐	☐
1e. Myrtle Potter	☐	☐	☐
1f. Shyam Sankar	☐	☐	☐
1g. Harry E. Sloan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for holders of Class A common stock and one for holders of Class B common stock. A shareholder who receives both a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

V44273-P05981

GINKGO BIOWORKS HOLDINGS, INC.
2024 Annual Meeting of Shareholders
June 13, 2024 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2024 Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on June 13, 2024, virtually at www.virtualshareholdermeeting.com/DNA2024, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2024 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect seven (7) directors at the 2024 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class A common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

GINKGO BIOWORKS

GINKGO BIOWORKS HOLDINGS, INC.
27 DRYDOCK AVENUE
8TH FLOOR
BOSTON, MA 02210

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DNA2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44274-P05981

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Class B Shareholders

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Arie Belldegrun	☐	☐	☐
1b. Ross Fubini	☐	☐	☐
1c. Kathy Hopinkah Hannan	☐	☐	☐
1d. Christian Henry	☐	☐	☐
1e. Jason Kelly	☐	☐	☐
1f. Myrtle Potter	☐	☐	☐
1g. Shyam Sankar	☐	☐	☐
1h. Reshma Shetty	☐	☐	☐
1i. Harry E. Sloan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V44275-P05981

GINKGO BIOWORKS HOLDINGS, INC.
2024 Annual Meeting of Shareholders
June 13, 2024 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2024 Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on June 13, 2024, virtually at www.virtualshareholdermeeting.com/DNA2024, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2024 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect seven (7) directors at the 2024 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class B common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side